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                                                                 Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2001 relating to the financial statements and financial statement schedule of ALARIS Medical Systems, Inc., which appears in ALARIS Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

San Diego, California
November 20, 2001